Exhibit 99.1

Dave Reports Third Quarter 2025 Financial Results

Record Q3 Revenue of $150.8 Million, up 63% Y/Y Driven by Accelerating MTM Growth and Record ARPU

Record Q3 ExtraCash Monetization Rate Net of Losses of 4.8%, up 45bps Y/Y as Originations Grew 49% to over $2 Billion; Improving Credit Performance Supported Further Net Monetization Rate Expansion Q/Q

Record Profitability—Net Income hits $92.0 Million; Adjusted Net Income Increases 193% to $61.6 Million; Adjusted EBITDA Increases 137% to $58.7 Million

Raises 2025 Revenue and Adj. EBITDA Guidance to $544 - $547 Million and $215 - $218 Million, Respectively

LOS ANGELES, CA – November 4, 2025 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the third quarter ended September 30, 2025.

“We delivered another record quarter in Q3, reflecting the continued strength of customer demand and the scalability of our platform. Revenue grew over 60% year-over-year for the second consecutive quarter and Adjusted EBITDA more than doubled for the fourth straight quarter,” said Jason Wilk, Founder and CEO of Dave. “Continued ARPU expansion, accelerating MTM growth, and solid credit performance–which remained squarely within our guardrails–further advanced our strategy to maximize gross profit.

Wilk continued, “Lastly, the rollout of CashAI v5.5 yielded meaningful improvements in both origination size and delinquency rates in September and thus far in Q4. We are once again raising our 2025 guidance. Congratulations to our team on another tremendous quarter.”

Quarterly Financial Highlights ($ in millions, unaudited)

	3Q24	4Q24	1Q25	2Q25	3Q25
GAAP Operating Revenues, Net	$92.5	$100.9	$108.0	$131.7	$150.8
% Change vs. prior year period	41%	38%	47%	64%	63%
Non-GAAP Gross Profit*	$64.2	$72.6	$83.4	$92.0	$104.2
% Change vs. prior year period	72%	58%	67%	78%	62%
Non-GAAP Gross Profit Margin*	69%	72%	77%	70%	69%
Change vs. prior year period	1,300 bps	900 bps	900 bps	500 bps	0 bps
GAAP Net Income	$0.5	$16.8	$28.8	$9.1	$92.0
% Change vs. prior year period	NM	9,289%	(16%)	42%	19,658%

Adjusted Net Income*	$21.1	$29.6	$36.3	$45.7	$61.6
% Change vs. prior year period	NM	342%	347%	233%	193%
Adjusted EBITDA*	$24.7	$33.4	$44.2	$50.9	$58.7
% Change vs. prior year period	NM	234%	235%	236%	137%
Adj. Net Income per Diluted Share*	$1.51	$2.04	$2.48	$3.14	$4.24
% Change vs. prior year period	NM	276%	303%	210%	181%

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

NM = not meaningful.

Third Quarter 2025 Operating Highlights (vs. Third Quarter 2024)

•	New Members came in at 843,000, at a customer acquisition cost of $19

•	Monthly Transacting Members (“MTMs”) increased 17% to 2.77 million

•	ExtraCash originations increased 49% to $2.0 billion, while ExtraCash Monetization Rate Net of Losses expanded 45 basis points to an all-time high of 4.8%

•	Average 28-Day delinquency rate of 2.33% versus 1.78% in the comparable period

•	Dave Debit Card spend increased 25% to $510 million

•	For a complete overview of key performance indicators, please refer to the Third Quarter 2025 Earnings Presentation available on Dave’s Investor Relations website

Liquidity Summary

As of September 30, 2025, the Company had $93.6 million in cash and cash equivalents, marketable securities, investments, and restricted cash, compared to $104.7 million as of June 30, 2025. The decrease was primarily attributable to the $25 million in share repurchases the Company executed in Q3 as well as the increase in the ExtraCash receivables balance, partially offset by the Company’s free cash flow generation. The Company did not increase utilization of its credit facility during the quarter.

2025 Financial Guidance ($ in millions)

	Prior FY 2025	New FY 2025
GAAP Operating Revenues, Net	$505 - $515	$544 - $547

Year-Over-Year Growth	46% - 48%	57% - 58%

Adjusted EBITDA*	$180 - $190	$215 - $218

Year-Over-Year Growth	108% - 120%	149% - 152%

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO & COO, Kyle Beilman, commented: “Q3 results reflect the strength of our unit economics and the operating leverage embedded in our business model. Year over year, the ExtraCash monetization rate has increased by over 70 bps, and after accounting for losses, the net monetization rate is up 45 bps. Putting this together with the 20% increase in average origination size over the same period, net revenue per origination is up 32%. At a portfolio level, we grew originations by nearly 50% year-over-year, exceeding over $2.0 billion for the first time, with ExtraCash Net Revenue growing by 64%. Additionally, payback periods improved nearly a month to under four months, even at higher levels of marketing investment, reflecting our focus on directing acquisition spend toward the highest gross profit opportunities.”

Beilman added, “This recalibration of our underwriting and acquisition strategies, coupled with our disciplined management of fixed costs, resulted in 85% flow-through to Adjusted EBITDA. This across-the-board execution supported a 1,200 basis point expansion in Adjusted EBITDA margin to nearly 40% and positions us well to continue scaling efficiently and driving highly profitable growth for years to come.”

Conference Call

Dave management will host a conference call on Tuesday, November 4th, 2025, at 8:30 a.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, November 4, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (866) 652-5200

International dial-in number: (412) 317-6060

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=iFCQwMSl

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@ elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the Company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2025 guidance, projected financial results for future periods and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the primary reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, arbitration, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted Net Income, Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross profit margin, and adjusted net income per share (basic and diluted) of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as GAAP net income before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, account inactivity fees, gain on extinguishment of convertible debt, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates variable operating expenses as provision for credit losses, processing and servicing costs and financial network and transaction costs. The Company defines and calculates non-variable operating expenses as all advertising and activation costs, compensation and benefits operating expenses, technology and infrastructure costs and other operating expenses (administrative, legal, rent, depreciation, amortization, charitable contributions). The Company defines and calculates non-GAAP gross profit as GAAP operating revenues, net excluding variable operating expenses. The Company defines and calculates non-GAAP gross profit margin as non-GAAP gross profit as a percentage of GAAP operating revenues, net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, account inactivity fees, the gain on extinguishment of convertible debt, the tax impact related to the gain on extinguishment of convertible debt, non-recurring legal settlement and litigation expenses, the tax impact related to the release of the valuation allowance, changes in fair value of earnout liability and changes in fair value of public and private warrant liabilities. The Company defines and calculates non-GAAP adjusted net income per share - basic and non-GAAP adjusted net income per share - diluted as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2025, and 2024.

Investor Relations Contact

Sean Mansouri, CFA or Stefan Norbom

Elevate IR

DAVE@ elevate-ir.com

Media Contact

Dan Ury

press@ dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Operating revenues:
Service based revenue, net	$139.3	$83.4	$358.7	$220.6
Transaction based revenue, net	11.5	9.1	31.8	25.6

Total operating revenues, net	150.8	92.5	390.5	246.2
Operating expenses:
Provision for credit losses	29.9	13.7	65.7	38.0
Processing and servicing costs	9.4	8.4	23.6	23.3
Financial network and transaction costs	7.3	6.2	21.6	19.0
Advertising and activation costs	18.9	14.9	46.3	38.7
Compensation and benefits	24.8	30.4	78.5	79.0
Technology and infrastructure	3.2	2.9	8.8	8.4
Other operating expenses	11.3	13.4	23.8	26.1

Total operating expenses	104.8	89.9	268.3	232.5

Other (income) expenses:
Interest expense, net	1.5	1.5	4.0	3.7
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	(4.8)	—	2.7	0.1
Changes in fair value of public and private warrant liabilities	(9.1)	0.2	11.7	0.4

Total other (income) expense, net	(12.4)	1.7	18.4	(29.2)

Net income before provision (benefit) for income taxes	58.4	0.9	103.8	42.9
Provision (benefit) for income taxes	(33.6)	0.4	(26.1)	1.8

Net income	$92.0	$0.5	$129.9	$41.1

Net income per share:
Basic	$6.84	$0.04	$9.76	$3.30
Diluted	$6.34	$0.03	$8.96	$3.02

RECONCILIATION OF OPERATING EXPENSES TO VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Operating expenses	$104.8	$89.9	$268.3	$232.5
Advertising and activation costs	(18.9)	(14.9)	(46.3)	(38.7)
Compensation and benefits	(24.8)	(30.4)	(78.5)	(79.0)
Technology and infrastructure	(3.2)	(2.9)	(8.8)	(8.4)
Other operating expenses	(11.3)	(13.4)	(23.8)	(26.1)

Variable operating expenses	$46.6	$28.3	$110.9	$80.3

CALCULATION OF NON-GAAP GROSS PROFIT

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

GAAP operating revenues, net	$150.8	$92.5	$390.5	$246.2
Variable operating expenses	(46.6)	(28.3)	(110.9)	(80.3)

Non-GAAP gross profit	$104.2	$64.2	$279.6	$165.9

Non-GAAP gross profit margin	69%	69%	72%	67%

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$92.0	$0.5	$129.9	$41.1
Interest expense, net	1.5	1.5	4.0	3.7
Provision for income taxes	(33.6)	0.4	(26.1)	1.8
Depreciation and amortization	1.8	1.7	4.9	5.1
Stock-based compensation	7.2	13.4	23.0	27.2
Account inactivity fees	(0.8)	—	(0.8)	—
Legal settlement and litigation expenses	4.5	7.0	4.5	7.0
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	(4.8)	—	2.7	0.1
Changes in fair value of public and private warrant liabilities	(9.1)	0.2	11.7	0.4

Adjusted EBITDA	$58.7	$24.7	$153.8	$53.0

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in millions, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$92.0	$0.5	$129.9	$41.1
Stock-based compensation	7.2	13.4	23.0	27.2
Account inactivity fees	(0.8)	—	(0.8)	—
Legal settlement and litigation expenses	4.5	7.0	4.5	7.0
Gain on extinguishment of convertible debt	—	—	—	(33.4)
Changes in fair value of earnout liabilities	(4.8)	—	2.7	0.1
Changes in fair value of public and private warrant liabilities	(9.1)	0.2	11.7	0.4
Income tax benefit related to the release of the valuation allowance	(27.4)	—	(27.4)	—
Income tax expense related to gain on extinguishment of convertible debt	—	—	—	0.5

Adjusted net income	$61.6	$21.1	$143.6	$42.9

Adjusted net income per share:
Basic	$4.57	$1.66	$10.78	$3.45
Diluted	$4.24	$1.51	$9.90	$3.15

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	September 30,	December 31,
	2025	2024

Cash, cash equivalents and restricted cash	$51.7	$51.4
Marketable securities	—	0.1
Investments	41.8	40.5
Working capital	341.6	247.2
Total stockholders’ equity	291.3	183.1